Exhibit 10.1

EXECUTION VERSION

LIMITED WAIVER TO PURCHASE AGREEMENT

RELATING TO SENIOR SECURED NOTES DUE 2011 OF NEXTWAVE WIRELESS LLC

This LIMITED WAIVER TO PURCHASE AGREEMENT RELATING TO SENIOR SECURED NOTES DUE 2011 OF NEXTWAVE WIRELESS LLC, dated as of July 17, 2011 (this “Agreement”), is entered into by and among (i) NextWave Wireless LLC, a limited liability company organized under the laws of the state of Delaware (the “Issuer” or the “Company”), (ii) each holder (the “First Lien Holders” or “Holders”) of the Senior Secured Notes due 2011 (the “First Lien Notes”) issued pursuant to that certain Purchase Agreement dated as of July 17, 2006, as amended by that certain First Amendment to Purchase Agreement dated as of March 12, 2008, that certain Second Amendment to Purchase Agreement dated as of September 26, 2008, that certain Amendment and Limited Waiver to the Note Agreements dated as of March 31, 2009, that certain Amendment and Limited Waiver to the Note Agreements dated as of June 22, 2009, and that certain Amendment and Limited Waiver to the Note Agreements dated as of March 16, 2010 (as amended, supplemented, restated or otherwise modified from time to time, the “First Lien Purchase Agreement”), among the Issuer, each guarantor party thereto (the “Guarantors” and together with the Issuer, the “Note Parties”), the purchasers party thereto, and The Bank of New York, as collateral agent (the “Collateral Agent”), and (iii) the Guarantors. Capitalized terms used herein without definition shall have the same meanings herein as set forth in the First Lien Purchase Agreement.

RECITALS

WHEREAS, the Issuer has informed the First Lien Holders that it will fail to pay the principal of, and premium and interest on the First Lien Notes at maturity on July 17, 2011 (the “Maturity Date”) under the First Lien Purchase Agreement in breach of the terms of the First Lien Notes and Section 5.2 of the First Lien Purchase Agreement, constituting Events of Default under Sections 6.1(a), (b), and (g)(5) of the First Lien Purchase Agreement (the foregoing, the “Covered Defaults”).

WHEREAS, the Issuer has informed the First Lien Holders that it is exploring a transaction whereby the Issuer will refinance certain of its existing indebtedness, including the First Lien Notes and, in connection therewith, is negotiating a forbearance agreement (the “Forbearance Agreement”) with (i) the First Lien Holders, (ii) each holder of the of the Senior-Subordinated Secured Second Lien Notes due 2011 (the “Second Lien Notes”) issued pursuant to that certain Second Lien Subordinated Note Purchase Agreement dated as of October 9, 2008, as amended by that certain Amendment and Limited Waiver to the Note Agreements dated as of March 31, 2009, that certain Amendment and Limited Waiver to the Note Agreements dated as of June 22, 2009, and that certain Amendment and Limited Waiver to the Note Agreements dated as of March 16, 2010 (as amended, supplemented, restated or otherwise modified from time to time, the “Second Lien Purchase Agreement”) among the Issuer, NextWave Wireless Inc. (“Parent”), each guarantor party thereto, the purchasers party thereto, and The Bank of New York, as collateral agent, (iii) each holder of the Senior-Subordinated Secured Third Lien Notes due 2011 (the “Third Lien Notes”) issued pursuant to that certain Third Lien Subordinated Exchange Note Exchange Agreement dated as of October 9, 2008, as amended by that certain Amendment and Limited Waiver to the Note Agreements dated as of March 31, 2009, that certain Amendment and Limited Waiver to the Note Agreements dated as of June 22, 2009 and that certain Amendment And Limited Waiver to the Note Agreements dated as of March 16, 2010 (as amended, supplemented, restated or otherwise modified from time to time, the “Third Lien Purchase Agreement” and together with the First Lien Purchase Agreement and the Second Lien Purchase Agreement, the “Purchase Agreements”) among the Parent, as issuer, Issuer, as a guarantor, each other guarantor party thereto, the purchasers party thereto, and The Bank of New York Mellon, as collateral agent, (iv) Parent, (v) the collateral agents party to each of the Purchase Agreements, and (vi) the guarantors party to the Purchase Agreements (the Issuer, collectively with the parties listed in items (i) through (vi) of this clause, the “Forbearance Agreement Parties”).

WHEREAS, the Issuer has informed the First Lien Holders that the Forbearance Agreement is unlikely to be in agreed form and executed by the Forbearance Agreement Parties as of the Maturity Date.

WHEREAS, the Note Parties desire for the First Lien Holders to waive until August 1, 2011 the Covered Defaults, and the First Lien Holders are willing to do so, but only to the extent, and on the terms and conditions expressly set forth herein.

AGREEMENT

NOW, THEREFORE, in consideration of the foregoing recitals and the mutual covenants herein set forth and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, and intending to be legally bound, and to induce the First Lien Holders to enter into this Agreement, the parties hereto hereby agree as follows:

1. LIMITED WAIVER.

(a) Subject to the terms and conditions set forth herein and in reliance on the representations and warranties of the Note Parties herein contained, the First Lien Holders hereby waive until August 1, 2011 (such date, the “Waiver Expiration Date”) and solely with respect to the obligation to pay the principal of, and premium and interest on the First Lien Notes on the Maturity Date, Sections 5.2, 6.1(a), 6.1(b), and 6.1(g)(5) of the First Lien Purchase Agreement and the related provisions of the First Lien Notes.

(b) The waivers set forth in Section 1(a) hereof shall be limited precisely as written and relate solely to the noncompliance by the Note Parties with the provisions of Sections 5.2, 6.1(a), 6.1(b), and 6.1(g)(5) of the First Lien Purchase Agreement and the First Lien Notes in the manner and to the extent described above, and nothing in this Agreement shall be deemed to:

(i) constitute a waiver of compliance by the Note Parties with respect to (a) Sections 5.2, 6.1(a), 6.1(b), and 6.1(g)(5) of the First Lien Purchase Agreement in any other instance or (b) any other term, provision or condition of the First Lien Purchase Agreement or any instrument or agreement referred to therein;

(ii) constitute a waiver of any Event of Default or potential Event of Default in any other instance;

(iii) be a consent to any future agreement or waiver; or

(iv) prejudice any right or remedy that any First Lien Holder may now have or may have in the future under or in connection with the First Lien Purchase Agreement or any instrument or agreement referred to therein.

Except as expressly set forth herein, the terms, provisions and conditions of the First Lien Purchase Agreement and the other Note Documents shall remain in full force and effect and in all other respects are hereby ratified and confirmed. Subject to Section 1(a) above, the First Lien Holders reserve the right, to the extent provided in the First Lien Purchase Agreement, to exercise any or all of their rights and remedies under the First Lien Purchase Agreement, the Intercreditor Agreement and other Note Documents as a result of any Defaults or Events of Default which may be continuing on the date hereof or any Defaults or Events of Default which may occur after the date hereof, and the First Lien Holders have not waived any of such rights or remedies, and nothing in this Agreement, and no failure, delay or course of dealing on any of their part in exercising any such rights or remedies, shall be construed as a waiver of any such rights or remedies. No single or partial exercise of any right of the First Lien Holders shall preclude any later exercise of such right, and failure by the First Lien Holders to require strict performance of any provision of the Note Documents shall not affect any right of the First Lien Holders to demand strict compliance and performance thereunder.

Each Note Party acknowledges and agrees that, on the Waiver Expiration Date, the agreement of the First Lien Holders to waive Sections 5.2, 6.1(a), 6.1(b), and 6.1(g)(5) of the First Lien Purchase Agreement in the manner and to the extent described above shall cease and be of no further force or effect, and First Lien Holders and/or the Collateral Agent will be entitled to immediately exercise all of their rights under the First Lien Purchase Agreement, the other Note Documents and applicable law, all without further notice or demand.

2. RATIFICATION AND REAFFIRMATION OF OBLIGATIONS AND LIENS.

(a) Each Note Party hereby ratifies and reaffirms the validity and enforceability of all of the obligations under each Note Document and of each Note Document and agrees that its obligations under each such Note Document and this Agreement are its legal, valid and binding obligations enforceable against it in accordance with the respective terms thereof and that it has no defense (whether legal or equitable), set-off or counterclaim to the payment or performance of such obligations in accordance with the terms of the Note Documents. Each Note Party agrees and acknowledges that all agreements, representations and warranties made under the Note Documents to which it is a party survive the execution and delivery of this Agreement and the occurrence of the Maturity Date.

(b) Each Note Party party to any of the Collateral Documents hereby ratifies and reaffirms all of the liens and security interests heretofore granted pursuant to the Collateral Documents, as collateral security for the indebtedness incurred pursuant to the First Lien Notes and the First Lien Purchase Agreement, and acknowledges that all of such liens and security interests, and all collateral heretofore pledged as security for such indebtedness, continues to be and remains collateral for such indebtedness from and after the date hereof.

3. CONDITIONS TO EFFECTIVENESS; COVENANTS; CONSENT OF THIRD LIEN HOLDERS.

(a) This Agreement shall become effective only upon the satisfaction of all of the following conditions precedent (the date of satisfaction of such conditions being referred to herein as the “Effective Date”):

(i) Each Note Party shall have delivered to each of the First Lien Holders an executed copy of this Agreement.

(ii) Each of the First Lien Holders shall have executed a copy of this Agreement.

(iii) The Issuer shall have paid all out-of-pocket fees and expenses of the First Lien Holders, including the reasonable fees and expenses of O’Melveny & Myers LLP (but not of any other legal counsel to any First Lien Holder) in connection with this Agreement and the transactions contemplated hereby.

(iv) Each Note Party shall have delivered to each of the First Lien Holders certified copies of its Organizational Documents, together with a good standing certificate from the Secretary of State of its state of organization, each dated a recent date prior to the Effective Date.

(v) Each Note Party shall have delivered to each of the First Lien Holders resolutions of its Board of Directors (or committee thereof with appropriate delegated authority) or equivalent governing body approving and authorizing the execution, delivery, and performance of this Agreement, certified as of the Effective Date by its corporate secretary or an assistant secretary as being in full force and effect without modification or amendment.

(vi) Each Note Party shall have delivered to each of the First Lien Holders signature and incumbency certificates of its officers executing this Agreement.

(vii) On or before the Effective Date, all corporate and other proceedings taken or to be taken in connection with the transactions contemplated hereby and all documents incidental thereto shall have been delivered to the First Lien Holders, and the First Lien Holders shall have received all such counterpart originals or certified copies of such documents.

(viii) There shall be no action, suit or proceeding at law or in equity by or before any court or governmental agency, authority or body or any arbitrator involving any Note Party or its property pending or, to the knowledge of any Note Party, threatened that (i) would reasonably be expected to have a material adverse effect on the performance of the Note Parties’ obligations under this Agreement or the consummation of the transactions contemplated thereby or (ii) is or would be reasonably expected to have a material adverse effect on the business, property, operations or conditions of the Note Parties taken as a whole.

(ix) All representations and warranties contained in this Agreement shall be true, correct and complete in all material respects on and as of the Effective Date.

4. REPRESENTATIONS AND WARRANTIES.

(a) Each Note Party, jointly and severally, hereby represents, warrants and covenants with and to the First Lien Holders as follows:

(i) the execution, delivery and performance of this Agreement are duly authorized;

(ii) the agreements and obligations of each Note Party contained herein and contained in First Lien Purchase Agreement constitute the legal, valid and binding obligations of such Note Party enforceable by the First Lien Holders against such Note Party in accordance with its terms, except as such enforceability may be limited by an applicable bankruptcy, insolvency, reorganization, moratorium or similar law affecting creditors’ rights generally and by general principles of equity regardless of whether considered a proceeding in equity or at law;

(iii) the execution, delivery and performance of this Agreement are all within each Note Party’s corporate or limited liability company powers;

(iv) neither the execution, delivery or performance of this Agreement by each Note Party, nor the consummation of the transactions contemplated herein, nor compliance with the provisions hereof (a) has violated or will violate any law or regulation or any order or decree of any court or governmental authority in any respect, (b) does or shall conflict with or result in the breach of, or constitute a default in any respect under, any indenture, mortgage, deed of trust, security agreement, agreement or instrument to which any Note Party is a party or by which any Note Party or its property may be bound, (c) has violated or will violate any provision of the Organizational Documents of any Note Party, or (d) has or will result in, or require, the creation or imposition of any lien, charge, security interest or other encumbrance on any of the assets or properties of any Note Party;

(v) the execution and delivery by each Note Party of this Agreement and the performance by each Note Party of this Agreement do not require any Governmental Authorization by any Governmental Authority (including the FCC);

(vi) after giving effect to the waiver contained in Section 1(a) hereof, no event has occurred and is continuing that would constitute an Event of Default or a Default;

(vii) any financial information delivered by each Note Party fairly presents, in all material respects, the financial position (on a consolidated and, where applicable, consolidating basis) of the entities described in such financial statements as at the dates thereof and the results of operations and cash flows (on a consolidated and, where applicable, consolidating basis) of the entities described therein for each of the periods then ended except as otherwise indicated therein and, subject, in the case of any such unaudited financial statements, to changes resulting from audit and normal year-end adjustments and the absence of footnotes;

(viii) since December 31, 2010, no event or change has occurred, other than the Covered Defaults, that has had or could reasonably be expected to have, either individually or in the aggregate, a Material Adverse Effect. Except as set forth in the Issuer’s unaudited consolidated financial statements for the first fiscal quarter of 2011, since December 31, 2010, neither the Issuer nor any of its subsidiaries has incurred any obligations or liabilities that would be required to be reflected on a balance sheet or the notes prepared thereto in accordance with GAAP consistently applied, other than obligations or liabilities incurred in the ordinary course of business;

(ix) the representations and warranties contained in Section 4.13 (FCC Licenses) of the First Lien Purchase Agreement are true, correct and complete in all material respects on and as of the date hereof except to the extent such representations and warranties specifically relate to the Closing Date (as defined therein), in which case they were true, correct and complete in all material respects on and as of the Closing Date; and

(x) the Collateral Documents (as defined in the First Lien Purchase Agreement) executed by the Company and each of the Guarantors, are effective to create in favor of the Collateral Agent, as security for the obligations under the Note Documents, a valid Lien (which Lien is a valid First Priority Lien (as defined in the Intercreditor Agreement)) on all of the Collateral, and all filings and other actions necessary or desirable to perfect and maintain the perfection and First Priority status of such Liens have been duly made or taken and remain in full force and effect.

5. RIGHTS OF CREDITORS IN BANKRUPTCY.

(a) Each Note Party hereby admits, acknowledges and agrees that each First Lien Holder’s entry into, and covenants to perform in accordance with, this Agreement and such Creditors’ consummation of the transactions contemplated hereby and thereby, constitute “new value” and “reasonably equivalent value,” as those terms are used in Section 547 and 548 of Title 11 of the United States Code (the “Bankruptcy Code”), received by each Note Party as of the closing of this Agreement in contemporaneous exchange for each Note Party’s entry into, and covenants to perform in accordance with, this Agreement and documents executed in connection with this Agreement, and consummation of the transactions contemplated hereby and thereby.

(b) Each Note Party acknowledges and agrees that all time-related defenses, such as statutes of limitations, doctrines of estoppel, doctrines of laches or any other rules of law or equity of similar nature, are hereby tolled with respect to all rights, claims and causes of action of any kind whatsoever that any Holder may have against any Note Party under the Note Documents to which it is party as of the time of the closing of this Agreement through and including the date which is ninety (90) days after the Waiver Expiration Date. Each Note Party hereby waives all such time-related defenses to the extent such defenses are hereby tolled.

6. COSTS AND EXPENSES. The Issuer shall reimburse the First Lien Holders for all out-of-pocket fees and expenses of the First Lien Holders, including the reasonable fees and expenses O’Melveny & Myers LLP (but not of any other legal counsel to any Holder) in connection with this Agreement.

7. FULL FORCE AND EFFECT; ENTIRE AGREEMENT. Except to the extent expressly provided in this Agreement, the terms and conditions of each Note Document shall remain in full force and effect. This Agreement and the Note Documents constitute and contain the entire agreement of the parties hereto and supersede any and all prior agreements, negotiations, correspondence, understandings and communications between the parties, whether written or oral, respecting the subject matter hereof.

8. RELEASE.

(a) Except with respect to the matters, rights and obligations specified in Section 10(b) below, each Note Party, and to the extent permitted under applicable law, each Note Party’s respective directors, officers, agents, servants, representatives, attorneys, administrators, executors, heirs, assigns, predecessors and successors in interest, and each of them (collectively, the “Releasors”) hereby releases and forever discharges each Holder and each of their respective parents, subsidiaries and affiliates, past or present, and each of them, as well as each of their respective directors, officers, agents, servants, employees, shareholders, representatives, attorneys, administrators, executors, heirs, assigns, predecessors and successors in interest, and all other persons, firms or corporations with whom any of the former have been, are now, or may hereafter be affiliated, and each of them (collectively, the “Releasees”), from and against any and all claims, demands, liens, agreements, contracts, covenants, actions, suits, causes of action in law or equity, obligations, controversies, debts, costs, expenses, damages, judgments, orders and liabilities of whatever kind or nature in law, equity or otherwise, whether known or unknown, fixed or contingent, suspected or unsuspected by the Releasors, and whether concealed or hidden (collectively, “Claims”), which Releasors now own or hold or have at any time heretofore owned or held, which are based upon or arise out of or in connection with any matter, cause or thing existing at any time prior to the date hereof or anything done, omitted or suffered to be done or omitted at any time prior to the date hereof in connection with the Note Documents (collectively the “Released Matters”).

(b) It is expressly understood and agreed that it is the intent of Releasors to forever release claims against Releasees arising out of the Released Matters, but that nothing herein shall affect the obligations of the Releasees arising subsequent to the date hereof, including, but not by way of limitation, compliance subsequent to the date hereof with all terms and conditions of this Agreement and the Note Documents.

(c) Without limiting the generality of the foregoing, each Note Party for itself and on behalf of the other Releasors expressly releases any and all past, present and future claims in connection with the Released Matters, about which the Releasors do not know or suspect to exist in their favor, whether through ignorance, oversight, error, negligence or otherwise, and which, if known, would materially affect any Releasor’s decision to enter into this release. To this end, to the extent the release under this Section 10 is a release as to which Section 1542 of the California Civil Code or any similar provision of other applicable law applies, each Note Party for itself, and on behalf of each of the other Releasors, waives all rights under Section 1542 of the California Civil Code or such similar provision of other applicable law, and acknowledges that Section 1542 of the California Civil Code provides as follows:

“A general release does not extend to claims which the creditor does not know or suspect to exist in his favor at the time of executing the release, which if known by him must have materially affected his settlement with the debtor.”

The waiver above of rights under Section 1542 of the California Civil Code is included solely out of an abundance of caution, and shall not be construed to mean that Section 1542 of the California Civil Code is in any way applicable to the release hereunder.

(d) Each Note Party and each other Releasor knowingly and willingly waives the provisions of any law referenced in paragraph (c) above and acknowledges and agrees that this waiver is an essential and material term of this release. Each Note Party and each other Releasor has reviewed this release with its legal counsel, and understands and acknowledges the significance and consequence of this release and of the specific waiver thereof contained herein.

(e) Each Releasor executing this Agreement represents, warrants and agrees that in executing and entering into this release, it is not relying and has not relied upon any representation, promise or statement made by anyone which is not recited, contained or embodied in this Agreement or the Note Documents. Each Releasor understands and expressly assumes the risk that any fact not recited, contained or embodied therein may turn out hereafter to be other than, different from, or contrary to the facts now known to such Releasor or believed by such Releasor to be true. Nevertheless, each Releasor intends by this release to release fully, finally and forever all Released Matters and agrees that this release shall be effective in all respects notwithstanding any such difference in facts, and shall not be subject to termination, modification or rescission by reason of any such difference in facts.

9. COUNTERPARTS; EFFECTIVENESS. This Agreement may be executed in any number of counterparts, each of which when so executed and delivered shall be deemed an original, but all such counterparts taken together shall constitute but one and the same instrument. This Agreement shall become effective upon (a) the execution of a counterpart hereof or thereof by the Note Parties and each of the First Lien Holders and (b) satisfaction of each of the conditions precedent set forth in Section 3 of this Agreement.

10. NO THIRD PARTIES BENEFITED. This Agreement is made and entered into for the sole benefit of the Note Parties and their affiliates, the First Lien Holders, and their permitted successors and assigns, and except as otherwise expressly provided in this Agreement, no other Person shall be a direct or indirect legal beneficiary of, or have any direct or indirect cause of action or claim in connection with, this Agreement.

11. GOVERNING LAW. This Agreement shall be governed by and construed in accordance with the laws of the State of New York.

12. WAIVER OF JURY TRIAL. EACH NOTE PARTY AND EACH OF THE HOLDERS HEREBY AGREE TO WAIVE THEIR RESPECTIVE RIGHTS TO A JURY TRIAL OF ANY CLAIM OR CAUSE OF ACTION BASED UPON OR ARISING OUT OF THIS AGREEMENT. The scope of this waiver is intended to be all-encompassing of any and all disputes that may be filed in any court and that relate to the subject matter of this transaction, including contract claims, tort claims, breach of duty claims and all other common law and statutory claims. The Note Parties and the First Lien Holders each acknowledge that this waiver is a material inducement for the Note Parties and the First Lien Holders to enter into a business relationship that the Note Parties and the First Lien Holders have already relied on the waiver in entering into this Agreement and that each will continue to rely on the waiver in their related future dealings. The Note Parties and the First Lien Holders further warrant and represent that each has reviewed this waiver with its legal counsel, and that each knowingly and voluntarily waives its jury trial rights following consultation with legal counsel. THIS WAIVER IS IRREVOCABLE, MEANING THAT IT MAY NOT BE MODIFIED EITHER ORALLY OR IN WRITING (OTHER THAN BY A MUTUAL WRITTEN WAIVER SPECIFICALLY REFERRING TO THIS SECTION 14 AND EXECUTED BY EACH OF THE PARTIES HERETO), AND THE WAIVER SHALL APPLY TO ANY SUBSEQUENT AMENDMENTS, RENEWALS, SUPPLEMENTS OR MODIFICATIONS TO THIS AGREEMENT. In the event of litigation, this Agreement may be filed as a written consent to a trial by the court.

13. CONSENT TO JURISDICTION AND SERVICE OF PROCESS.

ALL JUDICIAL PROCEEDINGS BROUGHT AGAINST ANY NOTE PARTY ARISING OUT OF OR RELATING TO THIS AGREEMENT OR ANY OBLIGATIONS HEREUNDER, MAY BE BROUGHT IN ANY STATE OR FEDERAL COURT OF COMPETENT JURISDICTION IN THE STATE, COUNTY AND CITY OF NEW YORK. BY EXECUTING AND DELIVERING THIS AGREEMENT, EACH NOTE PARTY FOR ITSELF AND IN CONNECTION WITH ITS PROPERTIES, IRREVOCABLY

(I) ACCEPTS GENERALLY AND UNCONDITIONALLY THE NONEXCLUSIVE JURISDICTION AND VENUE OF SUCH COURTS;

(II) WAIVES ANY DEFENSE OF FORUM NON CONVENIENS;

(III) AGREES THAT SERVICE OF ALL PROCESS IN ANY SUCH PROCEEDING IN ANY SUCH COURT MAY BE MADE BY REGISTERED OR CERTIFIED MAIL, RETURN RECEIPT REQUESTED, TO THE NOTE PARTY, AT ITS ADDRESS PROVIDED IN ACCORDANCE WITH SECTION 10.1 OF THE PURCHASE AGREEMENT;

(IV) AGREES THAT SERVICE AS PROVIDED IN CLAUSE (III) ABOVE IS SUFFICIENT TO CONFER PERSONAL JURISDICTION OVER SUCH NOTE PARTY IN ANY SUCH PROCEEDING IN ANY SUCH COURT, AND OTHERWISE CONSTITUTES EFFECTIVE AND BINDING SERVICE IN EVERY RESPECT;

(V) AGREES THAT HOLDERS RETAIN THE RIGHT TO SERVE PROCESS IN ANY OTHER MANNER PERMITTED BY LAW OR TO BRING PROCEEDINGS AGAINST SUCH NOTE PARTY IN THE COURTS OF ANY OTHER JURISDICTION; AND

(VI) AGREES THAT THE PROVISIONS OF THIS SECTION 15 RELATING TO JURISDICTION AND VENUE SHALL BE BINDING AND ENFORCEABLE TO THE FULLEST EXTENT PERMISSIBLE UNDER NEW YORK GENERAL OBLIGATIONS LAW SECTION 5-1402 OR OTHERWISE.

14. SEVERABILITY. In the event that any one or more of the provisions contained herein, or the application thereof in any circumstances, is held invalid, illegal or unenforceable in any respect for any reason, the validity, legality and enforceability of any such provision in every other respect and of the remaining provisions hereof shall not be in any way impaired or affected, it being intended that all of the First Lien Holders’ rights and privileges shall be enforceable to the fullest extent permitted by law.

15. ACKNOWLEDGEMENT AND CONSENT BY GUARANTORS. Each Guarantor hereby acknowledges that it has read this Agreement and consents to the terms thereof, and hereby confirms and agrees that, notwithstanding the effectiveness of this Agreement, the obligations of each Guarantor under the Guaranty shall not be impaired or affected and the Guaranty is, and shall continue to be, in full force and effect and is hereby confirmed and ratified in all respects. Each Guarantor further agrees that nothing in the Note Documents or this Agreement shall be deemed to require the consent of such Guarantor to any future amendment to the Note Documents.

[SIGNATURE PAGES FOLLOW]

IN WITNESS WHEREOF, each of the parties hereto has caused this Agreement to be executed and delivered by its duly authorized officer as of the date first written above.

ISSUER:

NEXTWAVE WIRELESS LLC

By:	/s/ Francis J. Harding

	Name:	Francis J. Harding
	Title:	Executive Vice President and CFO

PARENT:

NEXTWAVE WIRELESS INC.

By:	/s/ Francis J. Harding

	Name:	Francis J. Harding
	Title:	Executive Vice President and CFO

Signature Page to Limited Waiver

GUARANTORS:

NEXTWAVE BROADBAND INC.
NW SPECTRUM CO.
AWS WIRELESS INC.
WCS WIRELESS LICENSE SUBSIDIARY, LLC

By:	/s/ Francis J. Harding

	Name:	Francis J. Harding
	Title:	Treasurer

Signature Page to Limited Waiver

FIRST LIEN HOLDERS

AVENUE INVESTMENTS, L.P.
By:	Avenue Partners, LLC, its general partner

	By:	/s/ Sonia Gardner

Name:	Sonia Gardner

Title:	Member

AVENUE SPECIAL SITUATIONS FUND IV, L.P.
By:	Avenue Capital Partners IV, LLC, its general partner
By: GL Partners IV, LLC, its managing member

	By:	/s/ Sonia Gardner

Name:	Sonia Gardner

Title:	Member

AVENUE SPECIAL SITUATIONS FUND V, L.P.
By:	Avenue Capital Partners V, LLC, its general partner
By: GL Partners V, LLC, its managing member

	By:	/s/ Sonia Gardner

Name:	Sonia Gardner

Title:	Member

Signature Page to Limited Waiver

FIRST LIEN HOLDERS (cont.)

SOLA LTD

By: /s/ Christopher Pucillo
Name: Christopher Pucillo
Title: President

SOLUS CORE OPPORTUNITIES MASTER FUND LTD

By: /s/ Christopher Pucillo
Name: Christopher Pucillo
Title: President

Signature Page to Limited Waiver